                                                                   EXHIBIT 10.31

                           LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of April 29, 2002, by and between Intrabiotics Pharmaceuticals, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated August 20, 2001, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) and a Term Loan in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in an Intellectual Property Security Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

        A.    Modification(s) to Loan Agreement.

               1.     Notwithstanding anything to the contrary contained under
                      Section 2.1.1 entitled "Revolving Advances", upon Bank's receipt of evidence of Borrower's satisfactory completion of the Performance Covenant, Borrower shall have the option prior to the Revolving Maturity Date to amortize the outstanding Advances under the Committed Revolving Line in 36 equal monthly payments of principal plus interest beginning 30 days following the date of amortization and continuing on the same day of each month thereafter (the "Amortizing Term Loan"). The final payment for the Amortizing Term Loan due on the 36th month following the date of amortization, however no later than August 20, 2005 (the "Amortizing Term Loan Maturity Date"), shall be for all outstanding principal plus all accrued unpaid interest. Amounts repaid under the Amortizing Term Loan may not be reborrowed.

                      The Amortizing Term Loan accrues interest at a per annum rate of 1.50 percentage points above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percentage points above the rate immediately before the Event of Default. The interest rate increases and decreased when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

               2. Sub Section (a) under Section 2.4 entitled "Interest Rate, Payments" is hereby amended in part to read to provide that beginning with the first day of the month following Bank's receipt of satisfactory evidence of Borrower's completion of the Performance Covenant, the Term Loan shall accrue interest at a per annum rate of 1.50 percentage points above the Prime Rate then in effect.

               3. Notwithstanding anything to the contrary contained under Sections 6.2 entitled "Financial Statements, Reports, Certificates" and Section 6.7 entitled "Financial Covenants" Bank shall no longer require Borrower to comply with the Weekly

                      Reporting requirements, as provided therein. Accordingly, Borrower shall comply with the Monthly Reporting, as applicable.

               4. Section 6.6 entitled "Primary Accounts" is hereby amended to read as follows:

                      Borrower will maintain its primary operating accounts with Bank. Additionally, Borrower will maintain the greater of either (i) $20,000,000 or (ii) 33% of its total cash and cash equivalents, (as shown on Borrower's financial statement), in accounts with Bank or invested through Bank. Additionally, in the event Borrower transfers a portion of its investments and/or deposits to another financial institution, Borrower shall cause an Account Control Agreement to be executed between Bank and such financial institution prior to such transfer.

               5. Sub section (i) under Section 6.7 entitled "Financial Covenants" is hereby amended in part to provide that "Liquidity" is defined as a ratio of unrestricted cash (and equivalents) divided by all Bank term debt.

               6. Sub section (iii) under Section 6.7 entitled "Financial Covenants" is hereby amended in part to provide that Borrower will maintain a Remaining Months Liquidity of at least 3 months. Remaining Months Liquidity is defined as Liquidity minus all Bank term debt divided by the monthly Net Cash Loss.

               7. Section 6.8 entitled "Performance Covenant" is hereby amended to read as follows:

                      Borrower will submit to Bank on or prior to May 10, 2002 evidence of its satisfactory completion from the phase III clinical trial evaluating the safety and efficacy of iseganan HCI oral solution in patients receiving radiotherapy for cancer of the head and neck.

               8. Section 6.9 entitled "Cash Collateral" is hereby amended in part to include all Bank term debt (including the Term Loan and the Amortizing Term Loan, if applicable) for calculation purposes.

               9.     Notwithstanding anything to the contrary contained in
                      Section 7.1 entitled "Dispositions", Bank hereby consents to the release and Borrower's sales of certain Intellectual Property of Borrower pursuant to an Asset Purchase Agreement between Borrower and Micrologix Biotech, Inc. subject to Bank's satisfactory review and acceptance of the definitive Asset Purchase Agreement.

               10. The following defined terms under Section 13.1 entitled "Definitions" are hereby amended, deleted and/or incorporated to read as follows:

                      "Amortizing Term Loan" is defined under Section 2.1.1.

                      "Amortizing Term Loan Maturity Date" is defined under
                      Section 2.1.1.

                      "Monthly Reporting" applies at such times as Borrower's Liquidity falls below (i) 2.50 times the outstanding balance under the Term Loan and the Committed Revolving Line (or the Amortizing Term Loan, if applicable) or (ii) 6 months Remaining Months Liquidity (as defined in Section 6.7).

                      "Revolving Maturity Date" is the earlier of (i) August 20, 2002 or (ii) Borrower's election to convert the outstanding Advances into an Amortizing Term Loan, (subject to the terms and conditions herein) at which time the Amortizing Term Loan Maturity Date shall be effective.

                      "Weekly Reporting" is hereby deleted in its entirety.

        B.    Conditional Release of Certificate of Deposit.

                      Borrower hereby reaffirms that Bank has had a perfected security interest in Borrower's Certificate of Deposit #8800053649 (the "CD"). Upon Borrower's election to convert outstanding Advances to the Amortizing Term Loan (subject to the terms and conditions herein), Bank hereby agrees to release its hold placed on such CD.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00) ("Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

        This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                   BANK:

INTRABIOTICS PHARMACEUTICALS, INC.          SILICON VALLEY BANK

By: /s/  Eric Bjerkholt                     By: /s/  Ronald Kundich
   ---------------------------------           ---------------------------------
Name: Eric Bjerkholt                        Name: Ronald Kundich
     -------------------------------             -------------------------------
Title: CFO                                  Title: V.P.
      -------------------------------             ------------------------------

[SILICON VALLEY BANK LOGO]



                               SILICON VALLEY BANK

                       PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:                INTRABIOTICS PHARMACEUTICALS, INC.

LOAN OFFICER:            RON  KUNDICH

DATE:                    APRIL 29, 2002

                         LOAN FEE                         $7,500.00
                         DOCUMENTATION FEE                $  250.00

                         TOTAL FEE DUE                    $7,750.00
                                                          =========
PLEASE INDICATE THE METHOD OF PAYMENT:

        { } A CHECK FOR THE TOTAL AMOUNT IS ATTACHED.

        { } DEBIT DDA # __________________ FOR THE TOTAL AMOUNT.

        { } LOAN PROCEEDS



--------------------------------------
BORROWER                     (DATE)


--------------------------------------
SILICON VALLEY BANK          (DATE)
ACCOUNT OFFICER'S SIGNATURE

                                    EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:      SILICON VALLEY BANK
         3003 Tasman Drive
         Santa Clara, CA 95054

FROM:    INTRABIOTICS PHARMACEUTICALS, INC.


        The undersigned authorized officer of IntraBiotics Pharmaceuticals, Inc. ("Borrower") certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

                PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

  REPORTING COVENANT              REQUIRED                              COMPLIES
  ------------------              --------                              --------
  Financial statements + CC       *Monthly within 30 days               Yes   No
  Annual (Audited)                FYE within 95 days                    Yes   No
  Annual Projections (approved)   FYE within 30 days                    Yes   No
  10-Q, 10-K and 8-K              Within 5 days after filing with SEC   Yes   No


*MONTHLY REPORTING applies as of any month-end, Borrower's Liquidity Coverage falls below 2.50 times the outstanding balances under all Bank term debt or 6 months Remaining Months Liquidity.

 FINANCIAL COVENANT              REQUIRED                   ACTUAL      COMPLIES
 ------------------              --------                   ------      --------
 Maintain on a Quarterly Basis:
  Minimum Liquidity Coverage     2x balance of all Bank    _____:1.00   Yes   No
                                 term debt and 3 months
                                 Remaining Months
                                 Liquidity

Performance Covenant             **                                     Yes   No

Maximum Loss:                    Quarterly***              $            Yes   No
                                                            --------

**Borrower will submit its Performance Covenant to Bank on or prior to May 10, 2002

***Borrower shall not report quarterly losses in excess of 20% of its projection approved by its Board of Directors.



Have there been updates to Borrower's intellectual property?            Yes / No

Borrower only has deposit accounts located at the following institutions:_______________________________.

COMMENTS REGARDING EXCEPTIONS:  See Attached.


Sincerely,

IntraBiotics Pharmaceuticals, Inc.


-----------------------------------------
SIGNATURE

-----------------------------------------
TITLE

-----------------------------------------
DATE


                                                         BANK USE ONLY

                                     Received by:
                                                 -------------------------------
                                                        AUTHORIZED SIGNER

                                     Date:
                                          --------------------------------------

                                     Verified:
                                              ----------------------------------
                                                       AUTHORIZED SIGNER

                                     Date:
                                          --------------------------------------

                                     Compliance Status:               Yes     No